FOURTH SUPPLEMENT TO THE

                    CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

                                   May 2, 2000

                   FLORIDA LITHOTRIPTERS LIMITED PARTNERSHIP I

                                2008 Litho Place

                       Fayetteville, North Carolina 28304

                  Florida Lithotripters Limited Partnership I, a Florida limited partnership (the "Partnership"), hereby supplements its Confidential Private Placement Memorandum of February 25, 2000, as supplemented (collectively, the "Memorandum"). Capitalized terms used herein are defined in the Glossary appearing in the Memorandum. All persons who have subscribed for or are considering an investment in the Units offered by the Memorandum should carefully review this Supplement.

Extension of the Offering

                  Pursuant to the authority reserved by the General Partner in the Memorandum, the General Partner hereby elects to extend the Closing Date to May 15, 2000 (or such earlier date as the General Partner may, in its sole discretion, otherwise elect).

     Questions   concerning  this  Supplement  should  be  directed  to  MedTech
Investments, Inc., 2008 Litho Place, Fayetteville, North Carolina 28304. MedTech's telephone number is (800) 682-7971.